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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PHARMACIA CORPORATION  (Parent)
A Delaware Corporation

Subsidiaries (excluding those which when considered in the aggregate as a single subsidiary did not constitute a significant subsidiary as of December 31, 2001

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                    Subsidiary                        Jurisdiction
                                                      Where
                                                      Organized
         Monsanto Company                             Delaware
         Pharmacia & Upjohn Inc.                      Delaware
         Pharmacia & Upjohn Company                   Delaware
         Pharmacia & Upjohn Caribe, Inc.              Puerto Rico
         Pharmacia Enterprises, S.A.                  Luxembourg
         Pharmacia & Upjohn International BV          Netherlands
         Searle LLC                                   Nevada
         Searle & Co.                                 Puerto Rico
         Regaine AB                                   Sweden
         Pharmacia Treasury Service AB                Sweden
         Pharmacia Export AB                          Sweden
         Pharmacia Ltd.                               United Kingdom
         Lorex Pharmaceuticals                        Illinois

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